UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2020 (December 8, 2020)

SAExploration Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35471	27-4867100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13645 N. Promenade Blvd. Stafford, Texas		77477
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (281) 258-4400

(Former Name or Former Address, if Changed Since Last Report)

1160 Dairy Ashford Road, Suite 160

Houston, Texas 77079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported by SAExploration Holdings, Inc. (“SAExploration,” the “Company,” “we,” “our,” and “us”) on August 27, 2020 (the “Petition Date”), the Company and certain of its wholly-owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions (collectively, the “Petition,” and the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for Southern District of Texas, Houston Division (the “Court”) to pursue a Chapter 11 plan of reorganization (as amended, restated, supplemented or otherwise modified from time to time, the “Plan”) under the caption In re SAExploration Holdings, Inc. et. al. (Case No. 20-34306).

Settlement of Potential Claims and Modification to Second Amended Plan

Following the Petition Date, the Debtors have engaged in negotiations with various stakeholders to achieve a consensual Plan, including with the Ad Hoc Committee of Term Lenders, which raised certain potential objections to the Plan. These negotiations resulted in a settlement pursuant to Bankruptcy Rule 9019 to resolve the Ad Hoc Committee of Term Lenders’ potential objections to the Plan, which settlement is incorporated in the Debtors’ Second Amended Chapter 11 Plan of Reorganization, as Modified on December 8, 2020 (the “Plan Modification”), which provides that the Ad Hoc Committee of Term Lenders will receive a payment in the amount of $625,000 on the effective date of the Plan. In addition, pursuant to the terms of the settlement, Tegean Capital Management LLC (“Tegean”), a member of the Ad Hoc Committee of Term Lenders, became a party to the Backstop Agreement (as defined below) and will backstop $1.0 million of the First Lien Exit Facility (as defined below) as described in further detail below. Pursuant to the terms of the settlement, the Ad Hoc Committee of Term Lenders will also benefit from certain preemptive rights in the First Lien Exit Facility and the New Organizational Documents (as defined in the Plan).

Second Amendment and Joinder to Backstop Commitment Agreement

As previously reported, on the Petition Date, the Debtors entered into that certain Restructuring Support Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”) with (i) the lenders (the “ABL Lenders”) under that certain Third Amended and Restated Credit and Security Agreement, dated as of September 26, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among SAExploration, Inc., the Company, the other guarantors party thereto, Cantor Fitzgerald Securities, as administrative agent and collateral agent, and the lenders party thereto, (ii) certain lenders (the “Term Loan Lenders” and collectively with the ABL Lenders, the “Supporting Lenders”) under that certain Term Loan and Security Agreement, dated as of June 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among the Company, the guarantors party thereto, Delaware Trust Company, as administrative agent and collateral agent, and the lenders party thereto, and (iii) holders (the “Supporting Noteholders” and collectively with the Supporting Lenders, the “Supporting Parties”) of the outstanding principal amount of those certain 6.00% Senior Secured Convertible Notes due 2023 (the “Convertible Notes”) issued under that certain Senior Secured Convertible Notes Indenture, dated as of September 26, 2018, by and among the Company, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee and collateral trustee.

The Restructuring Support Agreement contemplates that the Company will enter into certain restructuring transactions in accordance with the Plan, including, among other things, (i) the entry into a first lien exit term loan facility (the “First Lien Exit Facility”) in an aggregate principal amount of $15 million, on the terms set forth in the term sheet attached to the Restructuring Support Agreement, as modified by the settlement described above, (ii) the conversion of the ABL Credit Facility into a new second lien exit facility

(“Second Lien Exit Facility”) in an aggregate principal amount of $20.5 million with the existing lenders under the ABL Credit Facility, and (iii) a rights offering (the “Rights Offering”) pursuant to which all eligible holders of loans under the ABL Credit Agreement and loans under the Term Loan Credit Agreement will be offered the opportunity to purchase (the “Subscription Rights”) loans to be advanced under the First Lien Exit Facility (the “First Lien Term Loans”) and new shares of common stock (the “New Common Shares”) in the reorganized Company for an aggregate purchase price of $15 million, with the Rights Offering being backstopped pursuant to the Backstop Agreement.

As previously reported, on the Petition Date, the Company entered into that certain Backstop Commitment Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Backstop Agreement”) with the Supporting Parties (the “Backstop Parties”), pursuant to which the Backstop Parties agreed to backstop $15 million of the Rights Offering.

In connection with the filing of the Plan Modification with the Court, on December 8, 2020, the Debtors entered into that certain Second Amendment and Joinder to Backstop Commitment Agreement by and among the Debtors, the Backstop Parties party thereto and Tegean (the “Backstop Amendment”). Pursuant to the Backstop Amendment, the Backstop Agreement was amended to provide for Tegean to become a Backstop Party for all purposes under the Backstop Agreement; provided, however, Tegean will not be entitled to any of the fee and expense reimbursement provisions in the Backstop Agreement, nor will Tegean be entitled to any backstop commitment premium under the Backstop Agreement. The Backstop Agreement, as amended by the Backstop Amendment, also provides that Tegean will purchase term loans under the First Lien Exit Facility and New First Lien Exit Facility Equity for which the Ad Hoc Committee of Term Lenders receive but do not exercise subscription rights pursuant to the Rights Offering, with any remaining term loans under the First Lien Exit Facility and New First Lien Exit Facility Equity that are not purchased in the Rights Offering being purchased by the Backstop Parties other than Tegean in accordance with the Backstop Agreement.

Copies of the Plan Modification and the Backstop Amendment are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The foregoing descriptions of the Plan Modification and the Backstop Amendment are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Plan Modification and the Backstop Amendment.

Item 8.01.	Other Events.

The Company cautions that trading in the Company’s securities during the pendency of the anticipated Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the anticipated Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward looking statements. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties are: (i) the Company’s ability to obtain Court approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization; (iii) the effects of the Company’s bankruptcy filing on the

Company and on the interests of various constituents; (iv) Court rulings in the Chapter 11 Cases in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs to execute the Company’s reorganization; (ix) the impact on the Company’s ability to access the public capital markets; and (x) other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Debtors’ Second Amended Chapter 11 Plan of Reorganization, as modified on December 8, 2020.

10.2	Second Amendment and Joinder to Backstop Commitment Agreement dated as of December 8, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2020

SAEXPLORATION HOLDINGS, INC.

/s/ John A. Simmons
John A. Simmons
Chief Financial Officer and Vice President